Share Exchange Agreement

This Share Exchange Agreement (this “Agreement”), dated as of ______, 2019 is between ______________ with an address at ____________; facsimile ____; email: _______; and a beneficial stockholder of GSRX Industries Inc., a Nevada corporation (the “GSRX Stockholder”), and Chemesis International Inc., a British Columbia corporation (“Chemesis”), having an address at _________________; facsimile ______________. Chemesis and the GSRX Stockholder shall be individually referred to herein as a “party” and collectively as the “parties”.

Recitals

Chemesis desires to acquire from the GSRX Stockholder ______ shares of GSRX common stock (the “GSRX Capital Stock”) in exchange for issuing ______ common shares of Chemesis (the “Chemesis Shares”) to the GSRX Stockholder. The GSRX Stockholder desires to exchange all of its beneficially owned shares of GSRX Capital Stock for the Chemesis Shares.

NOW, THEREFORE, in consideration of the premises and mutual representations, warranties and covenants herein contained, the parties hereby agree as follows:

Article I

Acquisition and Exchange of Shares and Substitution of Stock Options

Section 1.01 Agreement. The parties hereby agree that, at the closing of the transactions contemplated hereby (the “Closing”), Chemesis will acquire the GSRX Capital Stock in exchange for issuing Chemesis Shares to the GSRX Stockholder.

Section 1.02 Exchange of Shares.

(a) At the Closing, Chemesis will cause to be issued and delivered to the GSRX Stockholder or its designee a stock certificate representing the number of Chemesis Shares to which the GSRX Stockholder will receive in exchange for its GSRX Capital Stock, which shares of GSRX Capital Stock will be delivered to Chemesis at the Closing in accordance with Sections 1.03 and 1.04 of this Agreement.

(b) All Chemesis Shares to be issued hereunder will be deemed “restricted securities” as defined in paragraph (a) of Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), and the GSRX Stockholder hereby represents that it is acquiring such shares for investment purposes only and without the intent to make a further distribution of such shares. All Chemesis Shares to be issued under the terms of this Agreement will be issued pursuant to an exemption from the registration requirements of the Securities Act, under Section 4(a)(2) of the Securities Act and the rules and regulations promulgated thereunder.

Section 1.03 Closing. The Closing will take place at a date and time (the “Closing Date”) and place to be mutually agreed upon in writing by the parties, provided that the Closing shall occur within five (5) days of the Closing Notice (as defined herein) being delivered to the GSRX Stockholder by Chemesis. At the Closing:

(a) The GSRX Stockholder will deliver to Chemesis the stock certificate(s), together with stock power(s), executed by the GSRX Stockholder and by the GSRX Stockholder’s spouse, if any (with the date and number of shares left blank), representing all of such GSRX Stockholder’s issued and outstanding shares of GSRX Capital Stock duly endorsed, so as to make Chemesis the holder thereof, free and clear of all liens, claims and other encumbrances.

Section 1.04 Delivery of the Chemesis Shares. Following the Closing:

(a) Immediately upon receipt of the certificate(s) and stock power(s) evidencing the GSRX Capital Stock, Chemesis will deliver six stock certificates to the GSRX Stockholder, each of five of which such certificates shall represent _____ Chemesis Shares and one of which certificate shall represent ____ Chemesis Shares. The GSRX Stockholder understands and agrees that in addition to any restrictions imposed by the Securities Act on the transfer of such Chemesis Shares, the Chemesis Shares may be transferred, directly or indirectly, by the GSRX Stockholder only in accordance with the following schedule (the “Contractual Restriction”):

Date	Aggregate Chemesis Shares Eligible for Sale
Prior to the Date that is 6 Months Following Closing Date	None
6-12 Months Following Closing Date	____ of the Chemesis Shares
12-18 Months Following Closing Date	____ of the Chemesis Shares
18-24 Months Following Closing Date	____ of the Chemesis Shares
24-30 Months Following Closing Date	____ of the Chemesis Shares
30-36 Months Following Closing Date	____ of the Chemesis Shares
Greater than the Date that is 36 Months Following Closing Date	All of the Chemesis Shares

(b) The GSRX Stockholder understands and agrees that in addition to any other legends contemplated by this Agreement, each certificate representing Chemesis Shares received by it at the Closing will bear a legend to the effect that the Chemesis Shares represented thereby are subject to transfer restrictions pursuant to this Agreement (the “Contractual Restriction Legend”).

(c) Subject to the terms hereof, the GSRX Stockholder shall have all the rights of a shareholder with respect to such Chemesis Shares, from and after the Closing Date, including without limitation, the right to vote the Chemesis Shares. If, from time to time during the period in which any Chemesis Shares are subject to the Contractual Restriction, there is (a) any stock dividend, stock split or other change in the Chemesis Shares, (b) any dividend of property (other than cash) on the Chemesis Shares, or (c) any and all new, substituted or additional securities or other consideration (other than cash) to which the GSRX Stockholder is entitled by reason of the GSRX Stockholder’s ownership of the Chemesis Shares, such additional securities or other consideration shall immediately be deemed to be “Chemesis Shares” for purposes of this Agreement and subject to the Contractual Restriction to the same extent as the Chemesis Shares in respect of which such additional securities or other consideration were issued.

Section 1.05 Conditions to Closing

The completion of the transactions contemplated by this Agreement is subject to the following conditions:

(a) Due Diligence. Chemesis shall have delivered to the GSRX Stockholder written notice (the “Closing Notice”) to the effect that Chemesis, in its sole discretion, has completed and is satisfied with the results of its due diligence investigation of GSRX Industries Inc. and the transactions contemplated by this Agreement.

(b) FIRPTA Certificate. The GSRX Stockholder shall have completed, executed and delivered to Chemesis a Certificate of Non-Foreign Status of Transferor in the form attached hereto as Exhibit A.

Section 1.06 Approval. Each of Chemesis and the GSRX Stockholder has taken all necessary and requisite corporate or other actions, including without limitation actions of its board of directors, managers, members, and stockholders as applicable, to approve this Agreement and all transactions contemplated hereby and in connection herewith.

Section 1.07 Change of Control. Notwithstanding anything to the contrary contained herein, the Contractual Restriction shall cease to apply in respect of all Chemesis Shares issued to the GSRX Stockholder on the Closing Date in the event of a Change of Control (as defined below). For purposes of this Agreement, the term “Change of Control” means the occurrence of one or more of the following events:

(a) the closing of a merger or consolidation of Chemesis with any corporation or other entity, other than a merger or consolidation which would result in the voting securities of Chemesis outstanding immediately prior thereto continuing to represent (either by renaming outstanding securities or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of Chemesis or such surviving entity outstanding immediately after such merger or consolidation;

(b) a change in ownership of Chemesis through a transaction or series of transactions, such that any person or entity is or becomes the beneficial owner, directly or indirectly, of stock or other securities of Chemesis representing 50% or more of the combined voting power of Chemesis’s then outstanding stock or other securities;

(c) the closing of any agreement for the sale or disposition of all or substantially all of the assets of Chemesis; or

(d) a transfer of all or substantially all of the assets of Chemesis pursuant to a partnership or joint venture agreement where Chemesis’s resulting interest is or becomes 50% or less.

Article II

Representations and Warranties and Covenants

Section 2.01 Representations and Warranties and Covenants of Chemesis. Chemesis hereby represents, warrants, covenants and agrees to and with the GSRX Stockholder as follows:

(a) Chemesis has all requisite power and authority to execute, deliver, and perform this Agreement. All necessary proceedings of Chemesis have been duly taken to authorize the execution, delivery, and performance of this Agreement thereby. This Agreement has been duly authorized, executed, and delivered by Chemesis; constitutes the legal, valid, and binding obligation of Chemesis; and is enforceable as to Chemesis in accordance with its terms, subject to general principles of equity.

(b) When delivered by Chemesis at Closing in exchange for the GSRX Capital Stock in accordance with the terms of this Agreement, and assuming that the shares of GSRX Capital Stock exchanged therefor are validly authorized and issued, fully paid, and nonassessable, the Chemesis Shares will be duly and validly issued, fully paid and nonassessable, and will be sold free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest of any kind created by Chemesis; and no preemptive or similar right, co-sale right, registration right, right of first refusal or other similar right of members exists with respect to any of Chemesis Shares or the issuance and sale thereof other than those that have been expressly, irrevocably waived prior to the date hereof and those that will automatically expire upon the execution hereof. No further approval or authorization of any stockholder, Chemesis’s board of directors or others is required for the issuance and sale or transfer of Chemesis Shares, except as may be required under the Securities Act, the rules and regulations promulgated thereunder or under any applicable state or other securities or blue sky laws.

(c) Chemesis acknowledges that it is an “affiliate” (within the meaning of such term in Rule 144 under the Securities Act), and that therefore it may not offer, sell or otherwise transfer, directly or indirectly, any of the GSRX Capital Stock except in transactions exempt from or not subject to the registration requirements of the Securities Act and applicable state securities laws. Chemesis acknowledges that the GSRX Capital Stock may also be “restricted securities” within the meaning of Rule 144 of the Securities Act. Chemesis acknowledges that certificates representing the GSRX Capital Stock may bear a legend to such effect. Chemesis further acknowledges that GSRX does not have an obligation to register the resale the resale of the GSRX Capital Stock under the Securities Act. Chemesis acknowledges that prior to any sale of GSRX Capital Stock, it may be required by GSRX or the transfer agent for the GSRX Capital Stock to deliver an opinion of counsel or other evidence reasonably satisfactory to GSRX and such transfer agent to the effect that the sale of such GSRX Capital Stock is not required to be registered under the Securities Act.

(d) Upon delivery to Chemesis and the transfer agent for the Chemesis Shares of the opinion of counsel or other evidence contemplated by the last sentence of Section 2.02(d), Chemesis shall use its commercially reasonable efforts to cause the transfer agent for the Chemesis Shares to effect the proposed transfer within 3 business days of receipt of such information.

Section 2.02 Representations and Warranties of the GSRX Stockholder. The GSRX Stockholder hereby represents and warrants to Chemesis as follows:

(a) The GSRX Stockholder has full capacity, power and authority under the laws of the jurisdictions of its residence or formation, as applicable, to execute, deliver, and perform this Agreement and the transactions contemplated hereby and in connection herewith.

(b) Before the Closing, the GSRX Stockholder owns beneficially all of the shares of GSRX Capital Stock. The GSRX Stockholder has full capacity, power and authority to transfer the GSRX Capital Stock to Chemesis in accordance with this Agreement, has good and valid title to such shares, and such shares are free and clear of any liens, charges, mortgages, pledges or encumbrances and such shares are not subject to any claims as to the ownership thereof, or any rights, powers or interest therein, by any third party and are not subject to any preemptive or similar rights that have not been properly waived or complied with.

(c) The GSRX Stockholder is acquiring Chemesis Shares to be issued in accordance with this Agreement for its own account, for investment only, and not with a view to distribution or resale thereof within the meaning of such phrase as defined under the Securities Act. The GSRX Stockholder shall not dispose of any part or all of such Chemesis Shares in violation of the provisions of the Securities Act and the rules and regulations promulgated under the Securities Act by the United States Securities and Exchange Commission (the “SEC”) and all applicable provisions of state securities laws and regulations.

(d) The GSRX Stockholder acknowledges that Chemesis Shares to be issued in accordance with this Agreement will be unregistered, will be “restricted securities” as defined in paragraph (a) of Rule 144 under the Securities Act, and must be held indefinitely unless (i) they are subsequently registered under the Securities Act, or (ii) an exemption from such registration is available. The GSRX Stockholder further acknowledges that certificates representing the Chemesis Shares will bear a legend to such effect. The GSRX Stockholder further acknowledges that Chemesis does not have an obligation to register the resale of such securities for the account of the GSRX Stockholder. The GSRX Stockholder acknowledges that prior to any sale of Chemesis Shares, it may be required by Chemesis or the transfer agent for the Chemesis Shares to deliver an opinion of counsel or other evidence reasonably satisfactory to Chemesis and such transfer agent to the effect that the sale of such Chemesis Shares is not required to be registered under the Securities Act.

(e) The GSRX Stockholder acknowledges that it has been afforded access to all material information that it has requested or deemed relevant to its decision to acquire Chemesis Shares and to ask questions of Chemesis’ management and that, except as set forth herein, neither Chemesis nor anyone acting on behalf of Chemesis has made any representations or warranties to the GSRX Stockholder which have induced, persuaded, or stimulated the GSRX Stockholder to acquire such Chemesis Shares.

(f) Either alone, or together with its investment advisor(s), the GSRX Stockholder has the knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of the prospective investment in Chemesis Shares, and the GSRX Stockholder is and will be able to bear the economic risk of the investment in such Chemesis Shares, including a total loss of value in such shares.

(g) To the best of the GSRX Stockholder’s knowledge and other than the consent of the GSRX Stockholder as already has been obtained, no consent, approval, order or authorization of, or other action by, or registration, declaration or filing with, any governmental authority or agency or other person on the part of the GSRX Stockholder is required in connection with the execution, delivery or performance of this Agreement by the GSRX Stockholder.

(h) The GSRX Stockholder has reviewed this Agreement in its entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of this Agreement.

(i) The GSRX Stockholder is the sole record and beneficial owner of the GSRX Capital Stock and owns no other interest, directly or indirectly, in GSRX.

(j) The GSRX Stockholder is under no compulsion to exchange the GSRX Capital Stock in accordance with this Agreement.

(k) The GSRX Stockholder is an “accredited investor” within the meaning of such term in Rule 501(a) of Regulation D under the Securities Act.

(l) The GSRX Stockholder understands and acknowledges that there may be material tax consequences to the GSRX Stockholder of the acquisition, holding, conversion or disposition of the Chemesis Shares; the Corporation does not give any opinion or make any representation with respect to the tax consequences to the GSRX Stockholder under United States, state, local or foreign tax law of the GSRX Stockholder’s acquisition, holding, conversion or disposition of such Chemesis Shares; and in particular, no determination has been made whether Chemesis will be a “passive foreign investment company” (“PFIC”) within the meaning of Section 1291 of the United States Internal Revenue Code, and if Chemesis is a PFIC in respect of any year in which the GSRX Stockholder holds Chemesis Shares, it may be subject to material, adverse United States federal tax consequences that it may be unable to mitigate.

(m) The GSRX Stockholder understands and agrees that the financial statements of Chemesis have been prepared in accordance with International Financial Reporting Standards, which differ in some respects from United States generally accepted accounting principles, and thus may not be comparable to financial statements of United States companies.

(n) The GSRX Stockholder understands that the Chemesis Shares have not been recommended by any federal or state securities commission or regulatory authority. Furthermore, the foregoing authorities have not confirmed the accuracy or determined the adequacy of the information in this Agreement or the exhibits attached hereto. Any representation to the contrary is a criminal offense.

(o) The GSRX Stockholder understands that: (i) Chemesis was organized under, and is governed by, the laws of British Columbia, Canada, (ii) Chemesis’ assets are located outside the United States, and (iii) Chemesis’ directors and officers reside outside the United States. Consequently, it may be difficult to provide service of process on Chemesis for court proceedings in the United States and it may be difficult to enforce any judgment against Chemesis in the United States.

(p) The GSRX Stockholder understands and acknowledges that (i) if Chemesis is deemed to have been at any time previously an issuer with no or nominal operations and no or nominal assets other than cash and cash equivalents, Rule 144 under the Securities Act may not be available for resales of the Chemesis Shares; and (ii) Chemesis is not obligated to make, and has no present intention of making, Rule 144 under the Securities Act or any other exemption available for resales of Chemesis Shares.

(q) The GSRX Stockholder hereby makes the representations and warranties set forth in Schedule A to this Agreement.

Article III

Miscellaneous

Section 3.01 Expenses. Whether or not the transactions contemplated in this Agreement are consummated, all costs and expenses incurred in connection with this Agreement, and the transactions contemplated hereby, will be paid by the party incurring such expense.

Section 3.02 Necessary Actions. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. If at any time after the Closing, any further action is necessary or desirable to carry out the purposes of this Agreement, the proper executive officers and/or directors of Chemesis, or the relevant GSRX Stockholder, as the case may be, will take all such necessary action.

Section 3.03 Extension of Time; Waivers. At any time prior to the Closing Date:

(a) Chemesis may waive any inaccuracies in the representations and warranties of any GSRX Stockholder contained herein or in any document delivered pursuant hereto by any GSRX Stockholder, and may waive compliance with any of the agreements or conditions contained herein to be performed by any GSRX Stockholder. Any agreement on the part of Chemesis to any such extension or waiver will be valid only if set forth in an instrument, in writing, signed on behalf of Chemesis.

(b) The GSRX Stockholder may waive any inaccuracies in the representations and warranties of Chemesis contained herein or in any document delivered pursuant hereto by Chemesis. Any agreement on the part of the GSRX Stockholder to any such extension or waiver will be valid only if set forth in an instrument, in writing, signed on behalf of the GSRX Stockholder.

Section 3.04 Notices. All notices, requests, demands or communications required or permitted to be given by any provision of this Agreement shall be in writing and shall be deemed to be delivered, given and received for all purposes: (a) as of the date and time of actual receipt, in the case of notices delivered personally; (b) if sent by facsimile, upon confirmed receipt by recipient; (c) if sent by electronic mail, the next business day after delivery of such electronic mail; (d) one (1) day after deposit with a nationally recognized overnight delivery service; (e) five (5) days after deposit in registered or certified United States mail or Canadian post, return receipt requested, to the address of the respective party set forth in the first paragraph of this agreement, or addressed to such address as may be specified from time to time by notice to the parties hereto as applicable.

Section 3.05 Parties in Interest. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective, authorized successors and assigns. Nothing in this Agreement is intended to confer, expressly or by implication, upon any other person any rights or remedies under or by reason of this Agreement.

Section 3.06 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all together will constitute one document. The delivery by facsimile or .pdf of an executed counterpart of this Agreement will be deemed to be an original and will have the full force and effect of an original executed copy.

Section 3.07 Severability. Each provision of this Agreement is considered separable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under federal law or applicable state law, such invalidity, unenforceability or illegality will not impair the operation of or affect those portions of this Agreement that are valid, enforceable and legal.

Section 3.08 Headings. Headings herein are for convenience of reference only and do not constitute a part of this Agreement and will not be deemed to limit or otherwise affect this Agreement.

Section 3.09 Governing Law.

(a) This Agreement will be deemed to be made in and in all respects will be interpreted, construed and governed by and in accordance with the law of the State of Nevada, without regard to the conflict of law principles thereof.

(b) Each of the parties hereby irrevocably and unconditionally submits to the EXCLUSIVE jurisdiction of the fEDERAL AND STATE courts of the State of NEVADA in all actions or proceedings arising out of or relating to this Agreement. Each of the parties agrees that all actions or proceedings arising out of or relating to this Agreement must be litigated exclusively in any such federal or state court that sits in LAS VEGAS, NEVADA, and accordingly, each party irrevocably waives any objection which it may now or hereafter have to the laying of the venue of any such action or proceeding in any such court. Nothing in this Agreement or any other Transaction Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

(c) EACH PARTY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).

Section 3.10 Survival of Representations and Warranties. All terms, conditions, representations and warranties set forth in this Agreement or in any instrument, certificate, opinion, or other writing provided for in this Agreement, will survive the Closing and the delivery of Chemesis Shares to be issued hereunder at the Closing for a period of two (2) years after Closing, regardless of any investigation made by or on behalf of any of the parties hereto.

Section 3.11 Assignability. This Agreement will not be assignable by operation of law or otherwise and any attempted assignment of this Agreement in violation of this subsection will be void ab initio.

Section 3.12 Amendment. This Agreement may only be amended or modified with the approval of the GSRX Stockholder and the board of directors of Chemesis at any time. This Agreement may not be amended except by an instrument, in writing, signed on behalf of each of the parties hereto.

Section 3.12 Further Assurances. Each of the parties hereto shall execute and deliver such additional documents, instruments, conveyances, and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated hereby.

Section 3.13 Indemnification. Without limiting any other rights or remedies Chemesis may have, the GSRX Stockholder shall indemnify Chemesis against, and shall pay Chemesis a sum equal to, all liabilities, costs, expenses, damages and losses (including but not limited to any direct, indirect or consequential losses, loss of profit, loss of reputation and all interest, penalties and legal costs (calculated on a full indemnity basis) and all other reasonable professional costs and expenses) suffered or incurred by the Buyer, Chemesis arising out of or in connection with any of the following matters (each, an “Indemnity Claim”):

(a) Any breach of any of the representations and warranties of the GSRX Stockholder in Section II; and

(b) Any other breach of this Agreement by the GSRX Stockholder, including non-performance of any covenant set forth herein.

Any payment made by the GSRX Stockholder in respect of an Indemnity Claim shall include:

i. any amount in respect of all costs and expenses incurred by Chemesis in bringing the relevant Indemnity Claim (including a reasonable amount in respect of management time); and

ii. any amount necessary to ensure that, after the deduction of any tax due on the payment, Chemesis is left with the same amount it would have had if the payment was not subject to Tax.

Section 3.13 Entire Agreement. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof and thereof, and supersede all other understandings, agreements, representations and warranties, both written and oral, among the parties thereto concerning such subject matter.

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement in a manner legally binding upon them as of the date first above written.

CHEMESIS INTERNATIONAL INC.

By:
Name:
Title:

GSRX STOCKHOLDER

By:
Name:
Title:

[Signature Page to Share Exchange Agreement]

SCHEDULE A

As applicable for each stockholder, to be inserted

EXHIBIT A

CERTIFICATE OF NON-FOREIGN STATUS OF TRANSFEROR

Section 1445 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person, unless another applicable exemption is met. For U.S. federal income tax purposes (including Section 1445 of the Code), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity. To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by the transferor (the Holder) by virtue of the transferor not being a foreign person, the undersigned hereby certifies the following:

1.	The Holder, if an individual, is not a nonresident alien for purposes of U.S. federal income taxation, and if not an individual, is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Code and Treasury Regulations);

2.	The name of the Holder is____________________________;

3.	The Holder (in the case of a non-individual) is not a disregarded entity as defined in Treasury Regulations Section 1.1445-2(b)(2)(iii);

4.	The Holder’s U.S. Social Security number (in the case of an individual) or U.S. Employer Identification Number (in the case of a non-individual) is_______________________; and

5.	The Holder’s home address (in the case of an individual) or office address (in the case of a non-individual) is______________________________________________________.

The transferor understands that this certification may be disclosed to the Internal Revenue Service by the transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalties of perjury, I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete, and, if the transferor is not an individual, I further declare that I have authority to sign this document on behalf of the transferor.

Signature: _____________________________

Date: _____________________________

Title (in the case of non-individual): _____________________________